UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2019

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

__________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, the McorpCX, Inc. Board of Directors (the “Board”) appointed Rajesh Makhija, age 51, as the President and Chief Executive Officer of MCorpCX, Inc. (the “Company”), effective immediately. Additionally, in connection with this appointment as the Company’s President and Chief Executive Officer, Mr. Makhija was appointed to the Board to serve as a director on the Board until the next annual meeting of the Company’s shareholders.

Prior to becoming the Company’s President and Chief Executive Officer, Mr. Makhija was the Chief Marketing and M&A Officer for the Mphasis Group from August 2014 to May 2018, the Chief Executive Officer for Mphasis Wyde from November 2014 to May 2018, and the Chief Executive Officer of Mphasis Eldorado from August 2014 to May 2018. Previously Mr, Makhija was the Head of Enterprise Business Unit for Mphasis Group from November 2010 to July 2014. Since July 2018, Mr. Makhija has served as Chief Executive Officer of GoGestalt Inc., since July 2018 a Director at Eshore Corp and since May 2018, a Partner at 92 Angels. Mr. Makhija holds a degree in Electronics Engineering and an MBA (PGDM) from IIM, Ahmedabad. He is also an Alumni of Wharton Business School, University of Pennsylvania, having completed the Advanced Management Program.

Mr. Makhija has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Makhija has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Makhija was not appointed as the Company’s President and Chief Executive Officer or to the Board pursuant to any arrangement or understanding with any other person.

Mr. Makhija executed an executive employment agreement (the “Employment Agreement”) with the Company dated June 7, 2019 which provides Mr. Makhija will be paid an initial base salary of $120,000. Additionally, Mr. Makhija will be entitled to receive a one-time performance bonus of $150,000, if prior to the one year anniversary of the effective date of the Employment Agreement, any two of the following events occur: (i) the Company has “annualized revenue” (defined as recognized revenue plus monthly contracted recurring revenue (multi-year contracts with clients that have known amounts of annual net revenue) with a term greater than twelve months as of the 12th month after the effective date times 12) greater than $7,000,000 as of the 12th calendar month following the effective date of the Employment Agreement plus (C) the annualized revenue of any completed acquisition, merger or similar arrangement with another company, and/or (ii) the Board determines that Mr. Makhija has successfully executed a strategic plan approved by the Board, and the shareholders if required, which may include the acquisition, merger, joint venture, or other transaction and/or (iii) has raised capital from new investors in an amount equaling $1,500,000 or more that will enable the execution of a Board approved strategic plan, in each case to be achieved prior to the one year anniversary of the effective date of the Employment Agreement. If only one of the above events occur, Mr. Makhija will be entitled to a performance bonus of $50,000.

Mr. Makhija shall be eligible to receive an annual bonus based on his achievement against specific criteria which shall be determined jointly by the Board and Mr. Makhija within 90 days of the effective date of the Employment Agreement. The amount of bonus earned due to the Company meeting any target EBIDTA and/or net revenue will be capped at 75% of his base salary.

In addition, Mr. Makhija will be entitled to participate in the Company’s employee benefit plans and receive stock options under the Company’s stock option plan. Mr. Makhija’s employment is for an initial term expiring May 31, 2020 with automatic renewals (subject to the right of the Company or Mr. Makhija to elect not to renew) for additional one year periods.

The Employment Agreement provides that if Mr. Makhija is terminated by the Company for failure to meet the expectations of the Board concerning the performance of his duties outlined in the Employment Agreement, but in the determination of the Board he has made a good faith effort to perform such duties and has not taken any action or made any omission that would otherwise fall under the definition of “Cause” under the Employment Agreement, then Mr. Makhija’s severance pay shall be limited to six months following the termination date. If, however, at any time after the six month anniversary of the effective date of the Employment Agreement Mr. Makhija is terminated by the Company for failure to meet the expectations of the Board concerning the performance of the his duties outlined in the Employment Agreement and the determination of the Board is that he has not made a good faith effort to perform such duties, then the severance pay Mr. Makhija shall be entitled to receive will the same as if he was terminated for “Cause” under the terms of the Employment Agreement. If Mr. Makhija is terminated by the Board other than for “Cause” as defined in the Employment Agreement or in the situations described above, he shall be entitled to severance pay equal to one year’s base salary amongst other benefits.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement which is filed herewith as Exhibit 10.1.

A copy of the Company’s press release announcing the appointment of Ms. Makhija is attached hereto as Exhibit 99.1.

In connection with the appointment of Mr. Makhija as the Company’s President and Chief Executive Officer, on June 7, 2019, Gregg Budoi, the Company’s Interim President and Chief Executive Officer resigned his position as the Company’s Interim President and Chief Executive Officer, effective immediately. Mr. Budoi will continue to serve as a director on the Board.

ITEM 9.01        Exhibits

10.1     Employment Agreement between Rajesh Makhija and McorpCX, Inc., dated June 7, 2019.

99.1     Press Release dated June 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCORPCX, INC.

Date:	June 13, 2019	By:	/s/ Rajesh Makhija
		Name:	Rajesh Makhija
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between Rajesh Makhija and McorpCX, Inc., dated June 7, 2019

99.1	Press Release dated June 11, 2019